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                                                                   Exhibit 99(b)

                       HARRIS ASSOCIATES INVESTMENT TRUST

                                     BYLAWS
                        as amended through July 27, 2005

                                    SECTION 1

             AGREEMENT AND DECLARATION OF TRUST AND PRINCIPAL OFFICE

     1.1 AGREEMENT AND DECLARATION OF TRUST. These Bylaws shall be subject to the Agreement and Declaration of Trust, as from time to time in effect (the "Declaration of Trust"), of Harris Associates Investment Trust, a Massachusetts business trust established by the Declaration of Trust (the "Trust").

     1.2 PRINCIPAL OFFICE OF THE TRUST. The principal office of the Trust shall be located in Chicago, Illinois.

                                    SECTION 2

                                  SHAREHOLDERS

     2.1 SHAREHOLDER MEETINGS. A meeting of the shareholders of the Trust or of any one or more series or classes of shares may be called at any time by the Trustees, by the chairman of the board, by the president or, if the Trustees, the chairman of the board and the president shall fail to call any meeting of shareholders for a period of 30 days after written application of one or more shareholders who hold at least 10% of all outstanding shares of the Trust, if shareholders of all series are required under the Declaration of Trust to vote in the aggregate and not by individual series at such meeting, or of any series or class, if shareholders of such series or class are entitled under the Declaration of Trust to vote by individual series or class at such meeting, then such shareholders may call such meeting. If the meeting is a meeting of the shareholders of one or more series or classes of shares, but not a meeting of all shareholders of the Trust, then only the shareholders of such one or more series or classes shall be entitled to notice of and to vote at the meeting. Each call of a meeting shall state the place, date, hour and purposes of the meeting. [amended 9/9/97 and 1/17/01]

     2.2 PLACE OF MEETINGS. All meetings of the shareholders shall be held at the principal office of the Trust, or, to the extent permitted by the Declaration of Trust, at such other place within the United States as shall be designated by the Trustees or the president of the Trust. [amended 9/9/97 and 1/17/01]

     2.3 NOTICE OF MEETINGS. A written notice of each meeting of shareholders, stating the place, date and hour and the purposes of the meeting, shall be given at least seven days before the meeting to each shareholder entitled to vote thereat by leaving such notice with him or her or at his or her residence or usual place of business or by mailing it, postage prepaid, and addressed to such shareholder at his or her address as it appears in the records of the Trust. Such notice shall be given by the secretary or an assistant secretary or by an officer designated by the Trustees. No notice of any meeting of shareholders need be given to a shareholder if a written waiver of notice, executed before or after the meeting by such shareholder or his or her attorney thereunto duly authorized, is filed with the records of the meeting.

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     2.4  BALLOTS. No ballot shall be required for any election unless requested by a shareholder present or represented at the meeting and entitled to vote in the election.

     2.5 PROXIES. Shareholders entitled to vote may vote either in person or by proxy in writing dated not more than six months before the meeting named therein, which proxies shall be filed with the secretary or other person responsible to record the proceedings of the meeting before being voted. The placing of a shareholder's name on a proxy pursuant to telephone or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such shareholder shall constitute execution of such proxy by or on behalf of such shareholder. Unless otherwise specifically limited by their terms, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting. [amended 7/18/00]

                                    SECTION 3

                                    TRUSTEES

     3.1 COMMITTEES. The Trustees may appoint from their number an executive committee and other committees. Except as the Trustees may otherwise determine, any such committee may make rules for conduct of its business. [amended 1/15/03]

     3.2 REGULAR MEETINGS. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.

     3.3 SPECIAL MEETINGS. Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting, when called by the chairman of the board or the president or by two or more Trustees, sufficient notice thereof being given to each Trustee by the secretary or an assistant secretary or by the officer or one of the Trustees calling the meeting. [amended 9/9/97 and 1/17/01]

     3.4 NOTICE. It shall be sufficient notice to a Trustee to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

     3.5 QUORUM. At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum; provided, however, a quorum shall not be less than two. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice. [amended 9/21/93]

     3.6 ELIGIBILITY TO SERVE. No person shall be appointed or elected to serve as a Trustee after attaining the age of 65 years. Any Trustee shall retire as a Trustee as of the end

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of the calendar year in which the Trustee attains the age of 72 years. [adopted
6/15/93; amended 1/16/02]

     3.7 NOMINATION OF NON-INTERESTED TRUSTEES. No Trustee who is an "interested person" of the Trust within the meaning of the Investment Company Act of 1940 shall vote for the nomination of any person for election as a non-interested Trustee. [adopted 1/17/01]

     3.8 CHAIRMAN OF THE TRUSTEES. The Trustees may appoint one of their number to be chairman of the Trustees. The chairman shall not be an "interested person" of the Trust within the meaning of the Investment Company Act of 1940. The chairman shall preside at all meetings of the Trustees and Shareholders and shall have such other duties as may be assigned to the chairman by the Trustees from time to time. A Trustee serving as chairman shall not be an officer of the Trust and shall have no greater liability, nor be held to any higher standard or duty, than that to which he or she would be subject if not serving as chairman. [amended 4/27/05]

     3.9 COMMITTEE CHAIRS. The Trustees may appoint one of their number to be a chair of each respective committee. Each committee chair shall not be an "interested person" of the Trust within the meaning of the Investment Company Act of 1940. Each committee chair shall preside at all meetings of their respective committees and shall have such other duties as may be assigned to the committee chair by the Trustees from time to time. A Trustee serving as committee chair shall have no greater liability, nor be held to any higher standard or duty, than that to which he or she would be subject if not serving as committee chair. [amended 4/27/05]

                                    SECTION 4

                               OFFICERS AND AGENTS

     4.1 ENUMERATION; QUALIFICATION. The officers of the Trust shall be a president, an executive vice president, one or more vice presidents, a treasurer, a secretary and such other officers, if any, as the Trustees from time to time may in their discretion elect or appoint. The Trust may also have such agents, if any, as the Trustees from time to time may in their discretion appoint. Any officer may be but none need be a Trustee or shareholder. Any two or more offices may be held by the same person. [amended 9/21/93, 9/9/97, 1/17/01, 4/18/01 and 1/15/03]

     4.2 POWERS. Subject to the other provisions of these Bylaws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to his or her office as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate, including without limitation the power to make purchases and sales of portfolio securities of the Trust pursuant to recommendations of the Trust's investment adviser in accordance with the policies and objectives of the Trust set forth in its prospectus and with such general or specific instructions as the Trustees may from time to time have issued.

     4.3 ELECTION. The president, the executive vice president, one or more vice presidents, the treasurer and the secretary shall be elected annually by the Trustees. Other officers, if any, may be elected or appointed by the Trustees at any time. [amended 9/21/93, 9/9/97, 1/17/01 and 1/15/03]

     4.4 TENURE. The president, the executive vice president, any vice president, the treasurer and the secretary shall hold office until their respective successors are chosen and

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qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. Each other officer shall hold office at the pleasure of the Trustee. Each agent shall retain his or her authority at the pleasure of the Trustees. [amended 9/21/93, 9/9/97 , 1/17/01 and 1/15/03]

     4.5 PRESIDENT. The president (a) shall be the chief executive and chief operating officer of the Trust; (b) except as may otherwise be provided by the Board of Trustees, in the absence of the chairman of the board, shall preside at all meetings of the Board of Trustees and shareholders; and (c) shall have general and active management of the business of the Trust and shall see that all orders and resolutions of the Board of Trustees are carried into effect. The president shall also have such other duties and powers as shall be designated from time to time by the Trustees. [amended 9/9/97 and 1/17/01]

     4.6 EXECUTIVE VICE PRESIDENT. In the absence of the president, or in the event of the president's inability or refusal to act, the executive vice president shall perform the duties of the president and when so acting shall have all the powers of the president. The executive vice president shall also have such other duties and powers as shall be designated from time to time by the Trustees or the president. [amended 1/15/03]

     4.7 VICE PRESIDENTS. In the absence of the president and the executive vice president, or in the event of the president's and the executive vice president's inability or refusal to act, the vice president (or if there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president or the executive vice president (as the case may be) and when so acting shall have all the powers of the president or the executive vice president (as the case may be). Any vice president shall also have such other duties and powers as shall be designated from time to time by the Trustees, the president or the executive vice president. [amended 9/21/93, 9/9/97, 1/17/01, 4/18/01 and 1/15/03]

     4.8 TREASURER AND ASSISTANT TREASURER. The treasurer shall be the chief accounting officer of the Trust, shall be responsible for preparation of financial statements of the Trust and, subject to any arrangement made by the Trustees with a bank or trust company or other organization as custodian or transfer or shareholder services agent, shall be in charge of its valuable papers and its books of account and accounting records. The treasurer shall also have such other duties and powers as shall be designated from time to time by the Trustees, the president or the executive vice president. In the absence of the treasurer, if there is an assistant treasurer the assistant treasurer shall perform the duties of the treasurer and when so acting shall have the powers of the treasurer. The assistant treasurer shall also have such other duties and powers as shall be designated from time to time by the Trustees, the president, the executive vice president or the treasurer. [amended 9/21/93, 9/9/97, 1/17/01, 1/15/03, and 7/27/05]

     4.9 SECRETARY AND ASSISTANT SECRETARY. The secretary shall record all proceedings of the shareholders and the Trustees in books to be kept therefor, which books shall be kept at the principal office of the Trust. In the absence of the secretary from any meeting of shareholders or Trustees, an assistant secretary, or if there be none or he or she is absent, a temporary clerk chosen at the meeting, shall record the proceedings thereof in the aforesaid books. [amended 9/9/97]

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                                    SECTION 5

                            RESIGNATIONS AND REMOVALS

     Any Trustee or officer may resign at any time by delivering his or her resignation in writing to the chairman of the board, the president, the executive vice president, the treasurer or the secretary or to a meeting of the Trustees. The Trustees may remove any officer elected by them with or without cause by the vote of a majority of the Trustees then in office. Except to the extent expressly provided in a written agreement with the Trust, no Trustee or officer resigning, and no officer removed, shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal. [amended 9/9/97, 1/17/01 and 1/15/03]

                                    SECTION 6

                                    VACANCIES

     A vacancy in any office may be filled at any time. Each successor shall hold office for the unexpired term, and in the case of the president, the executive vice president, the treasurer and the secretary, until his or her successor is chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. [amended 9/9/97, 1/17/01 and 1/15/03]

                                    SECTION 7

                          SHARES OF BENEFICIAL INTEREST

     7.1 SHARE CERTIFICATES. No certificates certifying the ownership of shares shall be issued except as the Trustees may otherwise authorize. In the event that the Trustees authorize the issuance of share certificates, subject to the provisions of Section 7.3, each shareholder shall be entitled to a certificate stating the number of shares owned by him or her, in such form as shall be prescribed from time to time by the Trustees. Such certificate shall be signed by the president, the executive vice president or a vice president and by the secretary, treasurer or an assistant secretary or treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer agent or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issue. [amended 9/21/93, 9/9/97, 1/17/01 and 1/15/03]

     In lieu of issuing certificates for shares, the Trustees or the transfer agent may either issue receipts therefor or keep accounts upon the books of the Trust for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

     7.2 LOSS OF CERTIFICATES. In the case of the alleged loss or destruction or the mutilation of a share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees may prescribe.

     7.3 DISCONTINUANCE OF ISSUANCE OF CERTIFICATES. The Trustees may at any time discontinue the issuance of share certificates and may, by written notice to each shareholder,

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require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership or shares in the Trust.

                                    SECTION 8

                     RECORD DATE AND CLOSING TRANSFER BOOKS

     The Trustees may fix in advance a time, which shall not be more than 60 days before the date of any meeting of shareholders or the date for the payment of any dividend or making of any other distribution to shareholders, as the record date for determining the shareholders having the right to notice and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any of such purposes close the transfer books for all or any part of such period.

                                    SECTION 9

                                      SEAL

     The seal of the Trust shall, subject to alteration by the Trustees, consist of a flat-faced circular die with the word "Massachusetts," together with the name of the Trust and the year of its organization, cut or engraved thereon; but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

                                   SECTION 10

                               EXECUTION OF PAPERS

     Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Trust shall be signed, and all transfer of securities standing in the name of the Trust shall be executed, by the president, the executive vice president, one of the vice presidents or the treasurer or by whomsoever else shall be designated for that purpose by the vote of the Trustees and need not bear the seal of the Trust. [amended 9/9/97, 1/17/01 and 1/15/03]

                                   SECTION 11

                                   FISCAL YEAR

     Except as from time to time otherwise provided by the Trustees, the fiscal year of the Trust shall end on September 30. [amended 6/10/97]

                                   SECTION 12

                                   AMENDMENTS

     These Bylaws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.

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